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                                                                  EXHIBIT 10.27

                            TECHNOLOGY TRANSFER AND
                               LICENSE AGREEMENT

     THIS TECHNOLOGY TRANSFER AND LICENSE AGREEMENT (this "Agreement") is made this 3rd day of February, 1995, by and between WESTERN DIGITAL CORPORATION, a Delaware corporation, having its principal place of business at 8105 Irvine Center Drive, Irvine, California 92718 ("WDC"), and JT STORAGE, INC., a Delaware corporation, having its principal place of business at 1289 Anvilwood Avenue, Sunnyvale, California 94089 ("JTS"), with reference to the following facts:


     WHEREAS, JTS has designed and developed new hard disk drive products in a new form factor generally referred to as a 3-inch disk drive form factor, at least one of which is currently ready for production and for which JTS currently has a customer;

     WHEREAS, WDC desires to acquire from JTS the information and rights necessary to enable WDC to manufacture such new JTS disk drive products, as well as certain related rights, all as set forth herein; and

     WHEREAS, JTS is willing to transfer such information and rights to WDC in consideration of the payment and other obligations of WDC hereunder.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 "3-Inch Disk Drive" means every magnetic-media storage system that includes control and interfacing circuitry, and a head-disk assembly that includes at least one magnetic rigid disk the diameter of which is less than three and one-half inches (3.50") and greater than two and three quarters inches (2.75").

     1.2 "Accessories" means any products that are not 3-Inch Disk Drives but are sold in conjunction with or for uses incidental to a 3-Inch Disk Drive that is a Licensed Product, such as carrying cases, docking modules, interface cards and installation software and other items incidental to installation in a computer or other value added subsystem; provided, however,
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Accessories shall not include any system incorporating a 3-Inch Disk Drive.

        1.3 "Additional Developments" of a party hereto means any improvements in, modifications on, or variations of any Licensed Nordic Product; provided, however, that any such improvements, modifications and variations that do not result in a change to any of the following specifications of the affected Licensed Nordic Product shall be excluded from the scope of the term Additional Developments: capacity per disk, data transfer rate, mechanical form factor, and interface specifications.

        1.4 "Captured Patents" of a party hereto means all Patents, issued or issuing, on applications entitled to an effective filing date prior to December 31, 1999, under which Patents or the applications therefor such party or any of its Subsidiaries now has, or hereafter obtains, the right to grant licenses of or within the scope granted herein. The Captured Patents of JTS include, but are not limited to, the Patents and Patent applications listed on Exhibit B attached hereto.

        1.5 "Change in Control" means any circumstance in which (a) any person, entity or group (as group is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) (other than pursuant to a venture capital financing) acquires direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act of 1934, as amended) in the aggregate of securities of JTS representing more than thirty percent (30%) of the total combined voting power of JTS's then issued and outstanding voting securities; (b) the sale of all or substantially all of the assets of JTS occurs to any person or entity that is not a wholly-owned-subsidiary of JTS; (c) a part is liquidated; or (d) an entity identified in Section 11.3 of this Agreement holds or otherwise controls, directly or indirectly, a majority of the seats on the Board of Directors of JTS as a result of an election contest.

        1.6 "The Customer Sponsor" means the company identified in a letter from JTS to WDC dated of even date herewith.

        1.7 "Designated Product" means the first double disk Licensed Nordic Product and its single disk version that results from the Technology Transfer Program.

        1.8 "Effective Date" means the effective date of this Agreement as set forth in Section 10.1 below.

        1.9 "Future Generation Licensed Nordic Products" means all Licensed Nordic Products other than the Designated Product.

        1.10 "JTS Chip" means the proprietary single-chip controller identified by JTS as 541J included in the Designated Product, and any derivative of such controller.



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        1.11    "Licensed Nordic Products" mean every 3-Inch Disk Drive that includes a JTS Chip or any derivative of a JTS Chip, including, without limitation, the Designated Product.

        1.12 "Licensed Products" mean (a) every 3-Inch Disk Drive and all components thereof and (b) all Accessories.

        1.13 "Other Licensed Technology" of a party hereto means all technical information and intellectual property (other than Captured Patents and trademarks and trade names), now owned or possessed by such party (or any of its Subsidiaries) or hereafter conceived, developed or acquired by such party (or any of its Subsidiaries), embodied or used, or intended to be embodied or used, in the making or operation of any Licensed Nordic Product, including, without limitation, copyrights, trade secrets, inventions, source codes, object codes, flow charts, processes, techniques, specifications, drawings, parts layouts, parts lists, technical information pertaining to manufacturing, parts, circuitry, tooling and testing requirements, know-how, manuals and other technical data and support documentation, whether or not patentable or copyrightable.

        1.14 "Patents" mean any and all patents of all countries of the world, including utility patents, design patents, reissue patents, utility models, inventors certificates and registrations, and any and all applications therefor, including divisional, continuation, and reissue applications.

        1.15 "Subsidiary" of a party hereto means any corporation, company or other entity (a) in which such party holds at least fifty-one percent (51%) ownership or (b) with respect to such party's manufacturing entities that are located in foreign jurisdictions that require that the foreign entity own a controlling interest, that is controlled for all intents and purposes by such party and in which such party holds at least forty-nine percent (49%) ownership, but only for so long as the foregoing conditions are met.

        1.16 "Technology Transfer Program" means the program described in Exhibit A, pursuant to which JTS will deliver to WDC information, rights, documentation and other items relating to the Designated Product.


                                   ARTICLE 2
                                   LICENSES

        2.1 Grant of Non-Exclusive Patent License by JTS. In consideration of WDC entering into this Agreement, JTS hereby grants WDC the perpetual non-exclusive worldwide right and license under the JTS Captured Patents to make, have made, use, import and sell Licensed Products, and to make, have made and use machines, tools, apparatus and equipment required in such manufacture, and to dispose of such machines, tools, apparatus


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and equipment by sale or otherwise when no longer required in such manufacture;
provided, however, that such sale or disposal of such machines, tools, apparatus and equipment shall carry no express or implied rights to make, use or sell any Licensed Product.

        2.2 Grant of Non-Exclusive Licensed Technology License by JTS. In consideration of WDC entering into this Agreement, JTS hereby grants WDC the perpetual non-exclusive worldwide right and license under JTS Other Licensed Technology to make, have made, use, import and sell the Licensed Nordic Products, and to make, have made and use machines, tools, apparatus and equipment required in such manufacture, and to dispose of such machines, tools, apparatus and equipment by sale or otherwise when no longer required in such manufacture; provided, however, that such sale or disposal of such machines, tools, apparatus and equipment shall carry no express or implied rights to make, use or sell any Licensed Nordic Product.

        2.3 Grant of Non-Exclusive Patent License by WDC. Subject to the terms and conditions of this Agreement, WDC hereby grants JTS the perpetual non-exclusive worldwide right and license under WDC Captured Patents to make, have made, use, import and sell Licensed Products, and to make, have made and use machines, tools, apparatus and equipment required in such manufacture, and to dispose of such machines, tools, apparatus and equipment by sale or otherwise when no longer required in such manufacture; provided, however, that such sale or disposal of such machines, tools, apparatus and equipment shall carry no express or implied rights to make, use or sell any Licensed Product.

        2.4 Grant of Non-Exclusive License by WDC. Subject to the terms and conditions of this Agreement, WDC grants JTS the perpetual non-exclusive worldwide right and license under WDC Other Licensed Technology to make, have made, use, import and sell Licensed Nordic Products, and to make, have made and use machines, tools, apparatus and equipment required in such manufacture, and to dispose of such machines, tools, apparatus and equipment by sale or otherwise when no longer required in such manufacture; provided, however, that such sale or disposal of such machines, tools, apparatus and equipment shall carry no express or implied rights to make, use or sell any Licensed Nordic Product.

        2.5 Sublicensing. Except as separately agreed between WDC and the Customer Sponsor, the licenses granted in this Article 2 shall not include the right to sublicense to a third party; provided, however, that the licenses granted in this Article 2 shall inure to the benefit of any subsidiary of a party hereto during such period of time that such entity remains a Subsidiary of such party.


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        2.6  Additional Disclosure and Transfer Obligations.

             (a) In addition to the information, documents, rights and other tangible and intangible items required to be transferred and delivered to WDC by JTS in accordance with the Technology Transfer Program, until the earlier of
(i) six (6) months after WDC commences volume production of a Licensed Nordic Product or (ii) March 31, 1996, JTS shall, at JTS's sole expense, deliver, transfer and disclose to WDC all other information, documents, rights and other tangible and intangible items that constitute JTS Other Licensed Technology, within a reasonable time before JTS (or any of its Subsidiaries) begins to sell any Licensed Nordic Product containing such JTS Other Licensed Technology. Thereafter, [*] JTS shall disclose to WDC all JTS Additional Developments within a reasonable time before JTS (or any of its Subsidiaries) begins to sell any Licensed Nordic Product containing such JTS Additional Developments, and shall, at JTS's sole expense, deliver to WDC such appropriate documentation in JTS's possession with respect thereto as may be reasonably requested by WDC to enable WDC to incorporate such JTS Additional Developments into WDC's manufacturing processes for 3-Inch Disk Drives.

             (b) Until [*] WDC shall disclose to JTS all WDC Additional Developments within a reasonable time before WDC (or any of its Subsidiaries) begins to sell any Licensed Nordic Product containing such WDC Additional Developments, and shall, at WDC's sole expense, deliver to JTS such appropriate documentation in WDC's possession with respect thereto as may be reasonably requested by JTS to enable JTS to incorporate such WDC Additional Developments into JTS's manufacturing processes for 3-Inch Disk Drives.

                                   ARTICLE 3
                          TECHNOLOGY TRANSFER PROGRAM

        3.1 Transfer of Know-How Required to Manufacture the Licensed Nordic Products. JTS shall deliver to WDC the information, documents, rights and other tangible and intangible items that are necessary to enable WDC to manufacture the Designated Product in accordance with the Technology Transfer Program. Any material deviation from the Technology Transfer Program shall require the mutual agreement of JTS and WDC. JTS shall be solely responsible for the conduct of all phases of the Technology Transfer Program; provided, however, JTS agrees to consult in good faith with WDC regarding all significant aspects of the Technology Transfer Program. JTS shall focus the appropriate resources to the successful and timely completion of the Program Schedule included in Exhibit A attached hereto. Without WDC's prior written consent, which shall not be

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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unreasonably withheld, JTS shall not undertake any development or similar projects for any third party prior to the earlier of (a) the date on which WDC commences volume production of a Licensed Nordic Product or (b) January 1, 1996; provided, however, that JTS may continue to discharge its development and other obligations under the Customer Sponsor Agreement, and nothing contained herein shall limit or restrict JTS in respect of its performance of the Customer Sponsor Agreement.

        3.2 Access to Vendors. Without limiting the requirements set forth in the Technology Transfer Program, JTS shall provide WDC with appropriate
documentation   [*]  . Upon reasonable notice and during normal business hours,
JTS shall further allow WDC reasonable access to JTS's engineering staff and shall allow WDC's engineers to visit JTS's manufacturing and research facilities for the purpose of receiving reasonable support of the Licensed Nordic Products and all rights granted WDC under this Agreement.

        3.3 Disclosures Not Required. Notwithstanding any other provision in this Agreement, JTS shall not be required to disclose to WDC any of the following information with respect to any JTS Chip: varilogic designs, circuit designs and logic designs.

                                   ARTICLE 4
                                PAYMENTS TO JTS

        4.1  Technology Transfer Program Payments.  In consideration of the
rights granted to WDC under this Agreement, WDC shall pay to JTS   [*]  in
accordance with and subject to the conditions set forth in the Payment Schedule included in Exhibit A attached hereto. Whenever the Technology Transfer Program designates a particular achievement or requirement of JTS as a condition to any payment, such condition shall be satisfied only after WDC has verified to its reasonable satisfaction that such achievement or requirement has been accomplished.

        4.2 Transfer of Tangible Items. The parties acknowledge and agree that the tangible items to be transferred to WDC incidental to the transfer of technology pursuant to this


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Agreement have an aggregate value of less than  [*]  .

        4.3 Royalties. For so long as JTS is obligated to pay a royalty to the Customer Sponsor under the Customer Sponsor Agreement, WDC shall pay a royalty to JTS, on a quarterly basis, at a rate equivalent to that set forth in the Customer Sponsor Agreement, not to exceed [*] per covered product, on all sales by WDC to any third party other than the Customer Sponsor of Licensed Nordic Products; provided, however, that at such time as a third party competitor begins volume shipment of any 3-Inch Disk Drive, WDC's royalty obligations to JTS shall be reduced to a level to be negotiated in good faith among WDC, JTS and the Customer Sponsor. Nothing in this Agreement shall reduce or otherwise affect JTS's obligations to the Customer Sponsor to pay royalties to the Customer Sponsor on sales by WDC of Licensed Nordic Products.

        4.4 Payments and Reports. WDC shall submit royalty payments due pursuant to Section 4.2 above on a quarterly basis no later than [*] following the last business day of all calendar quarters, together with a quarterly report, certified by an officer of WDC, specifying the quantity of the royalty-bearing Licensed Nordic Product sold during the previous quarter and the royalty due for such royalty-bearing Licensed Nordic Product. JTS shall certify to WDC from time to time the prevailing royalty rates in effect under the Customer Sponsor Agreement.

        4.5 Reports Confidential. The information contained in the reports delivered by WDC pursuant to Section 4.3 above shall be retained in confidence and access to such information shall be restricted to the finance and legal groups of JTS. The obligations to provide royalty reports shall only apply to the royalty-bearing Licensed Nordic Products.


                                   ARTICLE 5
                              JTS REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

        JTS hereby represents, warrants and covenants as follows:

        5.1 Corporate Power. JTS has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by JTS, and upon the Effective Date, this Agreement will constitute a valid and binding agreement of JTS.

        5.2 No Other Licenses. Except to the extent identified on Exhibit C attached hereto, JTS has not granted to any third party any rights or interests to the JTS Captured


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Patents, the Licensed Nordic Products or JTS Other Licensed Technology. Until
[*] neither JTS nor any of its Subsidiaries shall grant to any third party any license under the JTS Captured Patents, JTS Other Licensed Technology or any JTS Chip to sell 3-Inch Disk Drives made for or by such third party; provided, however, that JTS and its Subsidiaries shall be entitled to (a) allow other companies to manufacture 3-Inch Disk Drives to be sold by JTS or its Subsidiaries; (b) grant manufacturing and sales licenses with respect to 3-Inch Disk Drives to customers of JTS in connection with sales agreements between JTS and its customers, but only to the extent such licenses are contingent upon the inability or failure of JTS to supply such 3-Inch Disk Drives to its customers;
(c) include 3-Inch Disk Drives in the field of use in any patent license included in a cross-license agreement that is reasonably required to resolve third party patent infringement claims; and (d) on or after [*] transfer any of its rights in any JTS Chip (by license or otherwise) to any third party. For the term of this Agreement, neither JTS nor any of its Subsidiaries shall take or fail to take any action that may restrict JTS's legal right to grant to WDC the rights and licenses contemplated under this Agreement.

        5.3 No Consents Required. As of the Effective Date, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will require JTS or any of its Subsidiaries to obtain any permits, authorizations or consents under current law from any governmental body or from any other person, firm or corporation under any existing agreement to which JTS or any of its Subsidiaries may be a party. The execution, delivery and consummation of this Agreement will not result in the breach of or give rise to cause for termination of any agreement to which JTS or any of its Subsidiaries may be a party or, to JTS's knowledge, that otherwise relates to the Captured Patents, Licensed Products or any JTS Other Licensed Technology.

        5.4 No Additional Obligations. Neither the execution, delivery and performance of this Agreement by WDC nor the use of the licenses and other rights granted WDC hereunder impose or will impose on WDC any royalty obligation or other payment obligation of any kind pursuant to (a) any agreement or understanding to which JTS is a party or (b) to the best of JTS's knowledge, otherwise, except as expressly contemplated herein and in the License Agreement of even date herewith between WDC and TEAC CORPORATION.

        5.5 Current Technology. All material technical information and other items deliverable pursuant to the Technology Transfer Program represent what JTS believes in good faith to be the most current and best technology available to JTS relating to 3-Inch Disk Drives.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                   ARTICLE 6
                       WDC REPRESENTATIONS AND WARRANTIES

        WDC hereby represents, warrants and covenants as follows:

        6.1 Corporate Power. WDC has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by WDC, and upon the Effective Date, this Agreement will constitute a valid and binding agreement of WDC.

        6.2 No Consents Required. As of the Effective Date, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will require WDC to obtain any permits, authorizations or consents from any governmental body or from any other person, firm or corporation, and such execution, delivery and consummation will not result in the breach of or give rise to any termination of any agreement or contract to which WDC may be a party.

        6.3 Future Generation Licensed Nordic Products. WDC shall offer to sell all Future Generation Licensed Nordic Products to the Customer Sponsor before offering such products to any third party. Provided the Customer Sponsor commits in a reasonably timely manner to purchase such Future Generation Licensed Nordic Products from WDC or JTS, WDC shall refrain from selling such products to any customer other than JTS or the Customer Sponsor for a period of
  [*]  commencing on  [*]  .


                                   ARTICLE 7
                               IMMUNITY FROM SUIT

        7.1 Immunity Granted by JTS. JTS, on behalf of itself and its Subsidiaries, hereby grants to all third-party transferees of the Licensed Products manufactured, leased, sold or otherwise transferred by WDC or its Subsidiaries, an immunity from suit under JTS Captured Patents (a) for the manufacture, use and sale of the Licensed Products; and (b) for the formation, sale and use of any higher-level assembly that includes any Licensed Product, whether or not such higher-level assembly includes other apparatus not furnished by WDC or any of its Subsidiaries; provided, however, that such immunity shall not extend to any apparatus that forms a part of such higher-level assembly that is not furnished by WDC or its Subsidiaries. JTS, on behalf of itself and its Subsidiaries, hereby grants to all third-party transferees of the Licensed Nordic Products manufactured, leased, sold or otherwise transferred by WDC or its Subsidiaries, an immunity from suit under JTS Other Licensed Technology (a) for the manufacture, use and sale of the Licensed

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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Nordic Products; and (b) for the formation, sale and use of any higher-level assembly that includes any Licensed Nordic Product, whether or not such higher-level assembly includes other apparatus not furnished by WDC or any of its Subsidiaries; provided, however, that such immunity shall not extend to any apparatus that forms a part of such higher-level assembly that is not furnished by WDC or its Subsidiaries.

        7.2 Immunity Granted by WDC. WDC, on behalf of itself and its Subsidiaries, hereby grants to all third-party transferees of the Licensed Products manufactured, leased, sold or otherwise transferred by JTS or its Subsidiaries, an immunity from suit under WDC Captured Patents (a) for the manufacture, use and sale of Licensed Products; and (b) for the formation, sale and use of any higher-level assembly that includes any Licensed Product, whether or not such higher-level assembly includes other apparatus not furnished by JTS or any of its Subsidiaries; provided, however, that such immunity shall not extend to any apparatus that forms a part of such higher-level assembly that is not furnished by JTS or its Subsidiaries. WDC, on behalf of itself and its Subsidiaries, hereby grants to all third-party transferees of the Licensed Nordic Products manufactured, leased, sold or otherwise transferred by JTS or its Subsidiaries, an immunity from suit under WDC Other Licensed Technology (a) for the manufacture, use and sale of the Licensed Nordic Products; and (b) for the formation, sale and use of any higher-level assembly that includes any Licensed Nordic Product, whether or not such higher-level assembly includes other apparatus not furnished by JTS or any of its Subsidiaries; provided, however, that such immunity shall not extend to any apparatus that forms a part of such higher-level assembly that is not furnished by JTS or its Subsidiaries.

                                   ARTICLE 8
                                CONFIDENTIALITY

        8.1 Confidential Information. JTS and WDC agree to undertake all reasonable efforts to refrain, and to cause its Subsidiaries to refrain, from disclosing any confidential proprietary information with respect to the technology products governed by this Agreement. Each of the parties hereto acknowledge that another party hereto may find it necessary to disclose proprietary information in connection with the proper grant of sublicenses to parties other than a party hereto to the extent permitted hereby. Under such circumstances, JTS or WDC, as the case may be, may make such information available to third parties to the limited extent necessary for such third party to fulfill its supply or other permitted purposes, provided that such party shall first obtain from the recipients a fully-executed confidentiality agreement that is at least as restrictive as the confidentiality agreement contained herein; provided, however, that the foregoing shall not restrict JTS's or WDC's right to provide technical information and test data that



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is reasonably requested by customers in the ordinary course of business.

        8.2 Public Domain. Neither JTS nor WDC shall be bound by the provisions of Section 8.1 above with respect to information that (a) was previously known to the recipient at the time of disclosure; (b) is in the public domain at the time of disclosure; (c) becomes a part of the public domain after the time of disclosure, other than through disclosure by the recipient or some other third party that is under an agreement of confidentiality with respect to the subject information or obtained the information from the recipient; (d) is required to be disclosed by law; or
(e) is disclosed by a third party not bound by an agreement of confidentiality with respect to such information that the third party did not obtain from the recipient.

                                   ARTICLE 9
                         RECORDKEEPING AND AUDIT RIGHTS

        Each party shall keep and maintain full and accurate records relating to the development, manufacture and sales of the Licensed Products. Each party agrees to allow a mutually acceptable independent auditor to audit and analyze appropriate records to ensure compliance with the terms of this Agreement. Any such audit shall be permitted by the party to be audited within fifteen (15) days of receipt of a written request by the party requesting such audit, during normal business hours. The cost of such audit will be borne by the party requesting the audit unless a material discrepancy is found or records are not maintained and available in accordance with this Article, in which case the audited party agrees to pay the requesting party for the costs associated with the audit.

                                   ARTICLE 10
                              TERM AND TERMINATION

        10.1 Effective Date. This Agreement shall become effective upon satisfaction of the following conditions, any of which may be waived by WDC in its sole discretion:

              (a) The execution and delivery of a license or similar agreement, acceptable in form and substance to WDC, from TEAC CORPORATION in favor of WDC with respect to 3-Inch Disk Drives (the "TEAC Agreement");

              (b) The execution and delivery of a license or similar agreement, acceptable in form and substance to WDC, from PONT PERIPHERALS (formerly known as DZU CORPORATION) in favor of WDC with respect to 3-Inch Disk Drives;

              (c) The execution and delivery of an amendment to or other arrangement affecting the Customer Sponsor


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
        Agreement, acceptable in form and substance to WDC, modifying such agreement to the extent it may otherwise affect WDC's rights hereunder and consenting to this Agreement; and

                (d) The closing of the JTS equity financing on substantially the terms and conditions identified in the Letter of Intent for Private Placement of Equity Securities dated November 3, 1994 or otherwise on terms and conditions acceptable to WDC.

        The parties agree that if the Effective Date does not occur on or before February 15, 1995, WDC may terminate this Agreement at any time before the Effective Date occurs.

        10.2 Term. Except to the extent provided in Section 10.3 below, the term of this Agreement and the licenses and immunities from suit granted hereunder shall be perpetual.

        10.3 Early Termination. If any party hereto commits a material breach of this Agreement, and such breach continues for thirty (30) days after receipt of a written notice specifying such breach in reasonable detail, the non-breaching party shall have the right to terminate all of the breaching party's rights hereunder by delivery of written notice of such termination. Notwithstanding the foregoing, any such termination shall have no effect on the breaching party's duties and obligations hereunder, which shall continue in full force and effect. WDC's rights hereunder shall not be reduced or diminished in the event of a termination by WDC by reason of a material breach of JTS. JTS's rights hereunder shall not be reduced or diminished in the event of a termination by JTS by reason of a material breach by WDC.


                                   ARTICLE 11
                                 MISCELLANEOUS

        11.1 Notices. Any notice, consent or approval required under this Agreement shall be in writing sent by registered or certified mail, postage prepaid, or by facsimile or cable (confirmed by such registered or certified mail) and addressed as follows:

        If to WDC:      Western Digital Corporation
                        8105 Irvine Center Drive
                        Irvine, California 92718
                        Attn: General Counsel
                        Phone:     (714) 932-5000
                        Facsimile: (714) 932-7820


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
        If to JTS:      JT Storage, Inc.
                        1289 Anvilwood Avenue
                        Sunnyvale, California  94089
                        Attn:  President
                        Phone:      (408) 747-1315
                        Facsimile:  (408) 747-0849

        All notices shall be deemed to be effective on the earlier of actual receipt or the fifth day after deposit in the U.S. first class mail, postage prepaid, properly addressed to the party to whom such notice is directed. Either party may change its address at which notice is to be received by delivering notice to the other party in accordance with this Section.

        11.2 Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as a partner, joint venturer or agent of the other and shall not bind nor attempt to bind the other to any contract.

        11.3 Assignment. Neither party shall have the right or ability to assign, transfer or sublicense any obligations or benefits under this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld. A Change in Control of JTS shall constitute an assignment for purposes of this Agreement, requiring the consent of WDC as set forth in this Section, [*] Further, JTS shall not consent to an assignment, transfer or sublicense of the JTS Captured Patents, the Licensed Nordic Products and/or JTS Other Licensed Technology by [*]

        11.4 Waivers; Amendments. The waiver by either party of any of its rights or any breaches of the other party under this Agreement in a particular instance shall not be deemed to be a waiver of the same or different rights or breaches in subsequent instances. Neither this Agreement nor any Exhibit attached hereto may be amended or waived except by an instrument in writing executed by the party against which enforcement is sought.

        11.5 Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of California, without regard to the choice of law rules thereof.

        11.6 Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement of the parties


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof.

        11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        11.8 Severability. If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

        11.9 Attorneys' Fees. Should any party institute any action or proceeding, including without limitation binding arbitration, to enforce this Agreement or any provision hereof, the prevailing party in any such action or proceeding shall be entitled to receive from the other all reasonable costs and expenses, including attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

        11.10 Binding Arbitration. Any controversy or claim arising out of or related to this Agreement, or any breach thereof (a "Dispute"), shall be settled by binding arbitration, conducted by a single mutually agreed-upon arbitrator, with the forum being Orange County, California. The arbitrator of any Dispute shall be either a lawyer selected by the parties or a retired judge selected by two lawyers (one of each such lawyer being designated for such purpose by each party). Promptly after such Dispute arises, the parties shall confer to select a lawyer who practices in or near Orange County, California to serve as the arbitrator. If the parties cannot agree upon the selection of a lawyer as the arbitrator, a retired judge who is a member of JAMS shall be selected as the arbitrator. Such selection shall by made by the lawyers designated by the parties. The arbitrator so selected shall make the determination required on the basis of such procedures as such arbitrator, in his or her sole judgment, deems appropriate and expeditious, taking into account the nature of the issues, the amount in dispute and the positions asserted by the parties. The arbitrator shall not be required to follow any particular rules or procedure, it being the parties' intention to create a flexible, practical, and expeditious method of resolving any Dispute hereunder. Upon the written request of a party, the arbitrator shall issue a written opinion of his or her findings of fact and conclusions of law. Upon receipt by the requesting party of such a written opinion, such party shall have the right within ten (10) days thereof to file with the arbitrator a motion to reconsider. Thereupon, the arbitrator shall reconsider the issues raised by said motion and either confirm or change his or her decision. The decision of such arbitrator shall then be final, conclusive and binding, and shall not be subject to review or challenge of any kind. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

        11.11  Time of the Essence.  Time is of the essence of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                "WDC"

                                WESTERN DIGITAL CORPORATION,
                                a Delaware corporation



                                By: /s/ Marc Nussbaum for Kathryn A. Braun
                                   ---------------------------------------
                                Its:
                                    --------------------------------------



                                "JTS"

                                JT STORAGE, INC., a Delaware corporation



                                By:
                                   ---------------------------------------
                                Its:
                                    --------------------------------------

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                "WDC"

                                WESTERN DIGITAL CORPORATION,
                                a Delaware corporation



                                By:
                                   ---------------------------------------
                                Its:
                                    --------------------------------------



                                "JTS"

                                JT STORAGE, INC., a Delaware corporation



                                By: /s/ David B. Pearce
                                   ---------------------------------------
                                Its: President
                                    --------------------------------------

                                LIST OF EXHIBITS

                                       TO

                            TECHNOLOGY TRANSFER AND
                               LICENSE AGREEMENT


                                                                      PAGE
                                                                      ----
EXHIBIT A               TECHNOLOGY TRANSFER PROGRAM                     A1

        SECTION A-1     DESIGNATED PRODUCT TECHNICAL                    A2
                        SPECIFICATIONS

        SECTION A-2     PROGRAM SCHEDULE (DEVELOPMENT                   A4
                        PLAN)

        SECTION A-3     PAYMENT SCHEDULE                                A7

        SECTION A-4     DELIVERY SCHEDULE                               A9

        SECTION A-5     JTS DELIVERABLES TO WDC QUALITY AND            A10
                        RELIABILITY DEPARTMENT

        SECTION A-6     JTS DELIVERABLES TO WDC NEW PRODUCT            A13
                        INTRODUCTION AND ADVANCED MANUFACTURING
                        DEPARTMENT

        SECTION A-7     JTS DELIVERABLES TO WDC DESIGN                 A14
                        ENGINEERING DEPARTMENT

        SECTION A-8     JTS DELIVERABLES TO WDC TEST                   A18
                        ENGINEERING DEPARTMENT

        SECTION A-9     JTS DELIVERABLES TO WDC PURCHASING             A20
                        AND MATERIALS DEPARTMENT


EXHIBIT B               NON-EXCLUSIVE LIST OF JTS CAPTURED              B1
                        PATENTS


EXHIBIT C               THIRD PARTY LICENSES AND RIGHTS                 C1
                        AFFECTING JTS TECHNOLOGY

                                   EXHIBIT A
                                       TO
                            TECHNOLOGY TRANSFER AND
                               LICENSE AGREEMENT


                          TECHNOLOGY TRANSFER PROGRAM
                          ---------------------------

        This Technology Transfer Program sets forth the information, documents, rights and other tangible and intangible items that JTS shall deliver to WDC pursuant to Article 3 of this Agreement; the manner in which JTS shall deliver such items to WDC; and the payments to which JTS shall be entitled in consideration of its performance of this Agreement, including, without limitation, the Technology Transfer Program. Any material deviation from the Technology Transfer Program shall require the mutual written agreement of JTS and WDC.


                                    Page A1

SECTION A-1:  DESIGNATED PRODUCT TECHNICAL SPECIFICATIONS


        In a timely manner following the execution of this Agreement, the parties shall finalize the Technical Specifications for the Designated Product. Set forth below are preliminary technical specifications for the Designated Product, which may be modified by mutual agreement of the parties in accordance with the above provision and the terms of this Agreement.


- -------------------------------------------------------------------------------
  [*]
- -------------------------------------------------------------------------------

  [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    Page A2

                -J541HP 'HIGH PERFORMANCE' ASIC FEATURES (.95u)


IDE INTERFACE:

                                       [*]

DME INTERFACE:

                                       [*]

SEQUENCER/DISK INTERFACE:

                                       [*]

SERVO INTERFACE:

                                       [*]

PROCESSOR INTERFACE:

                                       [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                        A3

                                    [CHART]

                                      [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       A4

                                    [CHART]


                                      [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       A5

                                    [CHART]

                                      [*]





* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




                                       A6

SECTION A-3:  PAYMENT SCHEDULE

        In consideration of the rights granted to WDC under this Agreement, WDC shall pay to JTS up to [*] in accordance with and subject to the terms and conditions of the Technology Transfer Program and the Payment Schedule set forth below:

     Date              Payment                 Condition to Payment
     ----              -------                 --------------------
Execution of this       [*]          None
Agreement

        [*]                   [*]    JTS successfully completes
                                     Engineering Verification Test
                                    ("EVT") and reviews EVT with WDC

        [*]                   [*]    JTS delivers the Designated Product
                                     to WDC*

                                     If JTS delivers the Designated Product
                                     between   [*]  and   [*]  , the payment
                                     shall be   [*]  , unless the Designated
                                     Product is an   [*]  Mbyte 3-Inch Disk
                                     Drive, in which case the payment shall be
                                     [*]  *

                                     If JTS delivers the Designated Product
                                     after 09/30/95, the payment shall be
                                     $500,000*


                                     * If a change is made to the Technology
                                     Transfer Program at the request of WDC
                                     that causes a delay in JTS's delivery of the Designated Product, the time deadlines set forth herein shall be equitably adjusted accordingly.

    [*]                       [*]    [*]  following the date on which the
                                     Company accepts from JTS working samples
                                     of both an   [*]  Mbyte Licensed Nordic
                                     Product and a   [*]  Mbyte Licensed
                                     Nordic Product


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                    Page A7

  [*]        [*]         [*]  following the date on which the Company commences
                       volume production of both an  [*]  Mbyte Licensed Nordic
                       Product and a  [*]  Mbyte Licensed Nordic Product



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    Page A8

SECTION A-4:  DELIVERY SCHEDULE

        JTS shall deliver to WDC the following deliverables in accordance with the Delivery Schedule set forth below:

        DELIVERY
          DATE          DELIVERABLE
        --------        -----------

  [*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    Page A9

SECTION A-5:    JTS DELIVERABLES TO WDC QUALITY AND RELIABILITY
                DEPARTMENT


        Promptly upon execution of this Agreement, JTS shall deliver to WDC's Quality and Reliability Department copies or originals of the following materials in JTS's possession. Thereafter, JTS shall deliver updates of such
materials on at least a   [*]   basis. All such deliveries shall be at
  [*]   sole expense. To facilitate this process, JTS and WDC shall review
these deliverables on a   [*]   basis.

MATERIALS QUALITY --   [*]

          [*]

        -         [*]


        -


        -


        -


        -


        -

                -
                -
                -


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    Page A10

        -    [*]

        -

        -

        -

        -

        -

        -

        -

        -

        -






* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                        page a11

- -    [*]

- -

- -

- -

- -

- -

- -

- -

- -


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                    Page A12

SECTION A-6:    JTS DELIVERABLES TO WDC NEW PRODUCT
                INTRODUCTION AND ADVANCED MANUFACTURING
                DEPARTMENT


        Promptly upon execution of this Agreement, JTS shall deliver to WDC's New Product Introduction and Advanced Manufacturing Department copies or originals of the following materials in JTS's possession. Thereafter, JTS shall deliver updates of such materials on at least a [*] basis. All such deliveries shall be at [*] sole expense. To facilitate this process, JTS and WDC shall review those deliverables [*] .

        - All drive piece part drawings with critical-to-function ("CTF") parameters identified and process capability ("CpK") figures list

        -       All drive sub-assembly drawings and associated parts list

        -       Head gimbal assembly ("HGA") specification

        -       Disk specification

        -       Track map

        -       ESD requirements and a list of static sensitive components

        - At least one (1) complete set of functional mechanical parts and sub-assemblies, including labels, seals, etc.

        - At least one (1) mechanically functional drive that is able to spin-up

        - Tolerance stack up analysis for the drive itself and all subassemblies

        - Head stack assembly ("HSA") shipping comb drawing and three (3) samples

        - Latest revision design drawings for all tools, including disk install, head load, VCM install and cover install

        -       Tooling to tolerance study results

        -       Rights to fabricate/use tools that WDC finds desirable

        -       Permission to contact HGA vendors for answers to questions

        -       JTS contact for design questions


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    Page A13

SECTION A-7:    JTS DELIVERABLES TO WDC DESIGN ENGINEERING
                DEPARTMENT


        Promptly upon execution of this Agreement, JTS shall deliver to WDC's Design Engineering Department copies or originals of the following materials in JTS's possession. Thereafter, JTS shall deliver updates of such materials on at least a [*] basis. All such deliveries shall be at [*] 's sole expense. To facilitate this process, JTS and WDC shall review these deliverables on a
  [*]  basis.

                                     [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Page A14

  [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 Page A15

                                      [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Page A16

  [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    Page A17

SECTION A-8:   JTS DELIVERABLES TO WDC TEST ENGINEERING DEPARTMENT

          Promptly upon execution of this Agreement, JTS shall deliver to WDC's Test Engineering Department copies or originals of the following materials in JTS's possession. Thereafter, JTS shall deliver updates of such materials on at least a [*] basis. All such deliveries shall be at [*] sole expense. To facilitate this process, JTS and WDC shall review these deliverables on a
 [*]  basis

[*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    Page A18

  [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.






                                    Page A19

SECTION A-9     JTS DELIVERABLES TO WDC PURCHASING AND
                MATERIALS DEPARTMENT

        Promptly upon execution of this Agreement, JTS shall deliver to WDC's Purchasing and Materials Department copies or originals of the following materials in JTS's possession. Thereafter, JTS shall deliver updates of such materials on at least a monthly basis. All such deliveries shall be at JTS's sole expense. To facilitate this process, JTS and WDC shall review these deliverables on a monthly basis.

        - Complete costed bill of material ("BOM") reflecting the following information (minimum):

                -       JTS part numbers

                -       JTS part descriptors

                -       All current hard tooled suppliers

                -       All targeted hard tooled suppliers

                -       Supplier part numbers

                The above-referenced list should include piece parts, purchased sub-assemblies and all packaging materials.

        - Complete book of all parts, including the following information by part number:

                -       Prints

                -       Schematics/specifications

                -       Documented supplier process flow charts

                -       Supplier quotes, with cost break points

                - Tooling capacities at each supplier (which must support WW volumes requirements for the first 12 months of productions)

                -       Documented cleaning process

                - Contact names, addresses and telephone numbers for each supplier

                -       Supplier materials and process lead-times

                - Copies of any supply agreements and/or contracts in existence



                                    Page A20

                - Of primary importance are any custom integrated circuits and/or other components that may be sole sourced. Ownership of design prints and/or mask rights must be identified. Length of support agreements are critical.

                - Authorization for WDC to purchase against JTS specifications at WDC's prerogative.




                                    Page A21

                                   EXHIBIT B
                                       TO
                            TECHNOLOGY TRANSFER AND
                               LICENSE AGREEMENT

                   NON-EXCLUSIVE LIST OF JTS CAPTURED PATENTS

PATENTS ISSUED:

  PATENT                                 TITLE                                   INVENTOR       ISSUE DATE
- ----------  ----------------------------------------------------------------  ---------------  ------------
4,992,899   Low Inertia, Single Component Arm Actuator for Open-Loop Disk     S. Kaczeus         02/12/91
            Drives                                                            G. Kudo

4,949,202   Disk-Track for Locating Zero Track and Generating Timing for      T. Kim             08/14/90
            Index Signal

5,218,496   Magnetic Disk Drive with Reduced Disk-to-Disk Spacing and         S. Kaczeus         06/08/93
            Improved Actuator Design

PATENT PENDING APPLICATIONS

 DOCKET #                                TITLE                                  INVENTOR(S)     FILE DATE
- ----------  ----------------------------------------------------------------  ---------------  ------------

  [*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                   Page B1

 DOCKET #                                TITLE                                  INVENTOR(S)     FILE DATE
- ----------  ----------------------------------------------------------------  ---------------  ------------

  [*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                   Page B2

                                   EXHIBIT C
                                       TO
                            TECHNOLOGY TRANSFER AND
                               LICENSE AGREEMENT

            THIRD PARTY LICENSES AND RIGHTS AFFECTING JTS TECHNOLOGY


                TEAC Corporation

                Pont Peripherals (Formerly DZU Corporation)

                Compaq Computer Corporation




                                    Page C1